UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	76-6088377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2800 Post Oak Boulevard, Suite 2700, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common shares of beneficial interest, par value $0.01 per share	NYSE Texas, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

EXPLANATORY NOTE

This Registration Statement on Form 8-A (Form 8-A) is being filed by Camden Property Trust (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), with NYSE Texas, Inc. under the trading symbol “CPT.” The Common Shares are currently listed on the New York Stock Exchange under the symbol “CPT.”

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares, as may be amended from time to time, contained in Exhibit 4.14 of the Company’s Annual Report on Form 10-K/A filed with the SEC on March 6, 2020, is incorporated herein by reference.

The Company expects the listing and trading of the Common Shares on the NYSE Texas to commence on December 19, 2025 under the symbol “CPT.”

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on NYSE Texas, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 18, 2025	CAMDEN PROPERTY TRUST

	By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President - Chief Accounting Officer